Exhibit 99.1

FOR IMMEDIATE RELEASE

AmpliTech Group Reports Q2 2026 Revenue of $8.07 Million, Up 50.9% Sequentially,

and Gross Profit Growth of 161.2% Year-over-Year

Gross margin expands to 27.9% from 7.8% in Q2 2025

Hauppauge, NY, August 13, 2026, AmpliTech Group, Inc. (Nasdaq: AMPG, AMPGZ), a designer, developer, and manufacturer of advanced radio frequency (RF) microwave components, 5G communication systems, semiconductor solutions and quantum computing LNAs, today announced financial results for the quarter ended June 30, 2026.

Second Quarter 2026 Highlights

●	Revenue was $8.07 million, an increase of approximately 50.9% sequentially from $5.35 million in the first quarter of 2026.

●	Gross profit increased 161.2% year-over-year to $2.25 million from $0.86 million in the prior-year quarter.

●	Gross margin was 27.9%, compared with 7.8% in the second quarter of 2025.

●	Sales in the amplifier and related passive microwave components and subsystems business increased 42.7% year-over-year.

●	Research and development expense was $1.37 million, compared with $0.66 million in the prior-year quarter, reflecting continued investment in 5G product development, prototype and testing activity, consulting support and MMIC design. Q2 R&D included approximately $1.08 million of 5G expenses and $0.30 million of MMIC design expenses.

●	Net loss was $(3.09) million, compared with $(1.77) million in the prior-year quarter, reflecting higher research and development investment as well as increased selling, general and administrative expenses, including amortization, legal fees, stock-based compensation, marketing and business development activity.

●	Working capital was approximately $22.93 million as of June 30, 2026, compared with approximately $10.16 million at December 31, 2025. The current ratio was approximately 3.76. (working capital figure does not include rights offering proceedings which came in July 2026).

●	Cash, cash equivalents and marketable securities totaled approximately $12.95 million as of June 30, 2026.

●	Accounts receivable at $6.25 million

Operational and Strategic Progress

The second quarter demonstrated continued monetization across AmpliTech’s operating platform. The Company continues to develop and commercialize technologies serving four principal end markets:

●	5G / telecommunications infrastructure, including O-RAN radio systems and next-generation wireless infrastructure solutions

●	SATCOM and space applications utilizing advanced RF and microwave technologies

●	Defense and aerospace communications applications

●	Semiconductor and quantum computing applications, including Spectrum Semiconductor Materials, MMIC technologies and cryogenic low-noise amplifier solutions

Management views the Company’s current stage as one of scaling commercialization and monetization rather than beginning it. The sequential revenue growth achieved in Q2, new ORAN 5G product sales, the expansion of Spectrum’s distribution business and continued sales growth in amplifier and passive microwave products demonstrate revenue contribution from multiple parts of the platform. At the same time, the Company continued to invest ahead of anticipated larger opportunities, particularly in 5G and MMIC development.

Balance Sheet and Liquidity

As of June 30, 2026, AmpliTech reported:

●	Cash, cash equivalents and marketable securities of approximately $12.95 million

●	Total current assets of approximately $31.25 million

●	Working capital of approximately $22.93 million

●	Total assets of approximately $58.51 million

●	Total stockholders’ equity of approximately $46.75 million

Based on its existing cash and cash equivalents, working capital, current and forecasted level of operations and forecasted cash flows, the Company believes it will be able to meet obligations arising from normal business operations and provide for capital requirements for at least the next 12 months.

Subsequent Corporate Developments

●	On July 7, 2026, the Company terminated its equity distribution agreement with Maxim Group LLC.

●	On July 7, 2026, the Board of Directors authorized a stock repurchase program of up to $10 million of the Company’s outstanding common stock over the following 24 months, subject to market conditions, applicable law and other considerations.

●	On July 22, 2026, following the July 18 expiration of the Series A Rights, the Company closed the Series A Rights exercise process and received approximately $21.92 million in gross proceeds and approximately $20.12 million in net proceeds after fees and expenses.

●	Received more than $6 million in follow-on orders during July 2026 alone, including nearly $4 million in additional orders under its previously announced Letter of Intent (“LOI”) with a North American mobile network operator.

Outlook

AmpliTech remains focused on scaling revenue, improving operating leverage and converting its technology and customer programs into increasing commercial production. Management believes the Company’s diversified exposure across 5G/telecommunications, SATCOM and space, defense and aerospace, and semiconductor and quantum computing markets provides multiple potential growth drivers while leveraging common RF, microwave and semiconductor capabilities across the organization.

The Company remains focused on:

●	Scaling commercialization and recurring production revenue

●	Advancing 5G O-RAN radio and MMIC programs

●	Growing Spectrum’s semiconductor distribution business

●	Improving operational efficiency and margin performance as product and shipment mix evolves

●	Maintaining disciplined investment in engineering, testing, manufacturing capacity and business development

●	Supporting long-term sustainable growth and shareholder value creation

“The second quarter showed strong sequential revenue momentum, with revenue increasing approximately 51% from Q1 to $8.07 million and gross profit increasing more than 160% year-over-year,” said Fawad Maqbool, Chief Executive Officer of AmpliTech Group. These results reinforce that monetization is already underway across our platform; our focus now is to scale that monetization as additional programs progress through commercialization and toward larger-volume opportunities.”

Mr. Maqbool continued, “Gross margin was 27.9% in Q2, below the 48.0% achieved in Q1 but materially above the 7.8% reported in Q2 2025. Quarter-to-quarter margin performance can vary based on product and shipment mix, and we remain focused on improving operating leverage as our business scales. During Q2, we increased investment in R&D, particularly in 5G and MMIC development, and expanded marketing and business development activities. These investments affected the near-term bottom line, but they are intended to support broader commercialization and future operating scale.”

Mr. Maqbool concluded, “AmpliTech is positioned across four principal growth markets, 5G and telecommunications, SATCOM and space, defense and aerospace, and semiconductor and quantum computing, while leveraging common RF, microwave and semiconductor capabilities across the organization, the combined TAM’s on these segments in the billions of dollars. We believe this diversification, together with our strengthened capital position following the Series A Rights closing, provides a strong foundation for disciplined execution and long-term shareholder value creation.”

About AmpliTech Group, Inc.

AmpliTech Group, Inc. (NASDAQ: AMPG, AMPGZ) designs, develops, and manufactures advanced RF and microwave signal-processing components and systems for satellite, 5G/6G telecom, quantum computing, defense, space and semiconductor applications. Its operations include AmpliTech Inc., Specialty Microwave, Spectrum Semiconductor Materials, AmpliTech Group MMIC Design Center and AmpliTech Group True G Speed Services. Through continuous innovation and U.S.-based manufacturing, AmpliTech is enabling the next generation of connectivity and communication systems. For further information, please visit www.amplitechgroup.com

Safe Harbor Statements

This release contains statements that constitute forward-looking statements. These statements include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things, future commercialization, production volumes, revenue growth, operating leverage, margin performance, market opportunities, capital requirements and long-term shareholder value creation. Words such as “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend,” “plan,” “potential,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control, and actual results may differ materially from those projected in the forward-looking statements because of various factors. Other risks are identified and described in more detail in the “Risk Factors” section of the Company’s filings with the SEC. The Company undertakes no obligation to update or revise these forward-looking statements, except as required by applicable law.

Contacts:

Corporate Social Media

LinkedIn: AmpliTech Group, Inc.

Company Contact:

Jorge Flores
Tel: 631-521-7831
Investors@amplitechgroup.com